Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated January 21, 2021, with respect to the ordinary shares of Gracell Biotechnologies Inc., is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 21st day of January 2021.

ORBIMED ADVISORS LLC

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member

ORBIMED ASIA GP III, L.P.

By:	ORBIMED ADVISORS III LIMITED, its general partner

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Director

ORBIMED ADVISORS III LIMITED

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Director

ORBIMED GENESIS GP LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member of OrbiMed Advisors LLC

ORBIMED New Horizons GP LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member of OrbiMed Advisors LLC

ORBIMED CAPITAL LLC

By:	/s/ Jonathan T. Silverstein
Name: Jonathan T. Silverstein
Title: Member